QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5

January 18, 2006

Gold Resource Corporation
222 Milwaukee Street, Suite 301
Denver, CO 80206

  Re:
  Registration Statement on Form SB-2 Covering Registration of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Gold Resource Corporation, a Colorado corporation (the "Company"), in connection with the registration by the Company of 16,330,707 shares of Common Stock, 9,330,707 of which are presently outstanding and held by the selling shareholders (the "Reoffer Shares") and 7,000,000 of which will be offered by the Company (the "Company Shares"), as more fully set forth in the Registration Statement on Form SB-2, Commission File No. 333-129321, as filed by the Company and as subsequently amended.

        In such capacity, we have examined, among other documents, the Articles of Incorporation, Bylaws and minutes of meetings of its Board of Directors and shareholders, Amendment 2 to the Registration Statement on Form SB-2, to be filed by the Company this date (as the same may be further amended from time to time ("Registration Statement") and such other documents as we have deemed appropriate.

        Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

        1.     The Company is a corporation, duly organized and validly existing under the laws of the State of Colorado.

        2.     All of the shares have been legally and validly authorized under the Articles of Incorporation of the Company, and (i) the Reoffer Shares represent duly and validly issued, fully paid and nonassessable shares of common stock of the Company; and (ii) the Company Shares, when issued and paid for in accordance with the resolution of the Board of Directors, will represent duly and validly issued, fully paid and nonassessable shares of common stock of the Company.

        We hereby consent to the reference to our firm in the Registration Statement and to the filing of a copy of this opinion as Exhibit No. 5.1 thereto.

Sincerely,

DUFFORD & BROWN, P.C.

/s/ Dufford & Brown, P.C.

QuickLinks

  Exhibit 5